UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 16, 2026
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2026, Lee Enterprises, Incorporated (the “Company”) and INN Partners, LLC d/b/a BLOX Digital (“BLOX Digital”) each entered into a separate Master Service Agreement (each an “Agreement” and collectively, the “Agreements”) with Quintype Solutions LLC (“Quintype”) for software development services.

BLOX Digital is a majority-owned subsidiary of the Company, in which the Company holds an 82.5% ownership interest. BLOX Digital provides web hosting, digital publishing and content management solutions to the Company and third-party media organizations.

Quintype is a Delaware limited liability company with its principal office in New York, New York. Quint Digital Limited (“Quint Digital”), through its wholly owned subsidiary GMT, holds over 10% membership interest in Quintype. Quint Digital beneficially owns approximately 14.38% of the Company’s outstanding common stock as of October 16, 2026. The Agreements are accompanied by related guaranties of Quint Digital.

Each Agreement has an initial term of three years and automatically renews for successive one-year terms unless either party provides written notice of non-renewal at least 90 days before the expiration of the then-current term. Each Agreement also permits termination for specified causes, including a breach that, if remediable, remains uncured for 30 days following written notice.

Services will be billed on a time-and-materials basis, with no minimum spending commitment. Based on current expectations, the Company anticipates that the engagements will generate aggregate annual net savings of more than $1 million once fully implemented. The Company also expects the engagements to strengthen its software development capabilities, including its ability to integrate AI tools that help clients produce and distribute content more efficiently while maintaining their content standards.

Each party will indemnify the other against third-party claims arising from its malfeasance. Subject to certain exceptions, each party’s aggregate liability under the applicable Agreement is capped at the fees paid or payable by the Company or BLOX Digital to Quintype under that Agreement during the 24 months preceding the claim.

Forward-Looking Statements

This Current Report contains forward-looking statements concerning expected cost savings, development capabilities and AI-related benefits. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including the timing and costs of implementation, the level of services utilized, Quintype’s performance, and the Company’s ability to achieve anticipated efficiencies and integrate AI tools. Additional risks are described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements except as required by law.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	October 22, 2026	By:	/s/ Joshua P. Rinehults
Joshua P. Rinehults
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)